SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 13, 1997




                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)




   Maryland                       1-9317                        04-6558834
(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                 Identification No.)
 incorporation)



                      400 Centre Street, Newton, MA      02158
              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 617-332-3990

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements Under Rule 3-14 of Regulation S-X

         Audited Statement of Revenue and Certain Expenses for Franklin Office Associates, a limited partnership for the Year Ended December 31, 1996

                  As previously disclosed on Form 8-K dated November 26, 1997, Health and Retirement Properties Trust and subsidiaries (the "Company") acquired a medical office property located in Philadelphia, Pennsylvania. Neither the Company nor its affiliates were related to the seller of this property. The factors considered by the Company in determining the purchase price paid for this property include, among others, the following:

         (i) the historical and projected rents received and likely to be received from the property,
         (ii) the historic and expected operating expenses, including real estate taxes, incurred and expected to be incurred at the property,
         (iii)    the credit quality and nature of the existing tenants
         (iv) the existing lease terms and renewal options of the leases in place,
         (v) the market demand for similar space, the rent rates being paid compared to existing rents being paid in the building, and opportunities for alternative and new tenancies,
         (vi) the physical location and condition of the property, the need for repairs and likely cost of repairs,
         (vii) the expected tenant inducements (such as free rent, tenant improvement allowances, etc.) which might be necessary to fill vacant space or renew leases, and
         (viii) the pricing of comparable properties as evidenced by recent arms-length market sales.

                  The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, which would cause the financial information reported not to be necessarily indicative of future operating results.

(b) Pro Forma Financial and Other Data

         Pro Forma Balance Sheet as of September 30, 1997
         Pro Forma Statement of Income for the Nine Months  Ended  September 30,
            1997
         Pro Forma Statement of Income for the Year Ended December 31, 1996

(c) Exhibits

         23.1     Consent of KPMG Peat Marwick LLP

                          Independent Auditors' Report


The Partners
Franklin Office Associates:


We have audited the accompanying statement of revenues and certain expenses of Franklin Office Associates, a limited partnership, for the year ended December 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of revenues and certain expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the filing of Form 8-K of Health and Retirement Properties Trust, as described in Note 1 to the statement of revenues and certain expenses. The presentation is not intended to be a complete presentation of Franklin Office Associates' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of Franklin Office Associates for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Hartford, Connecticut
December 11, 1997

                           FRANKLIN OFFICE ASSOCIATES
                            (A Limited Partnership)

                   Statement of Revenues and Certain Expenses

                          Year ended December 31, 1996



Revenues:
    Base rent (notes 3 and 5)                               $       10,590,548
    Parking income                                                     158,843
    Escalation income                                                1,953,095
    Interest and other income                                          115,951
                                                                  ------------
                  Total revenues                                    12,818,437

Certain Expenses:
    Utilities                                                        1,625,957
    Repairs and maintenance                                          1,768,326
    Real estate taxes                                                1,471,196
    General and administrative                                         858,563
    Payroll                                                            463,323
    Management fees                                                    282,620
    Insurance (note 4)                                                  67,783
                                                                 -------------
                  Total certain expenses                             6,537,768

                  Revenues in excess of certain expenses    $        6,280,669
                                                                   ===========


See accompanying notes to statement of revenues and certain expenses.

                           FRANKLIN OFFICE ASSOCIATES
                             (A Limited Partnership)

               Notes to Statement of Revenues and Certain Expenses

                                December 31, 1996



(1)    General Information and Summary of Significant Accounting Policies

       Franklin Office Associates, a limited partnership, (the Partnership) was formed on July 28, 1978 under the Uniform Limited Partnership Act of Pennsylvania for the purpose of purchasing and operating a twenty-four story office building located in Philadelphia, Pennsylvania (the Property). On November 13, 1997, Health and Retirement Properties Trust acquired the Property from the Partnership.

       Use of Estimates

       Management of the Partnership has made a number of estimates and assumptions relating to the reporting of revenues and certain expenses to prepare the statement of revenues and certain expenses in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       Rental Income

       Income from operating leases with scheduled rent increases is recognized using the straight-line method over the respective lease term. Additional rentals, consisting of operating expense and real estate tax expense recoveries from tenants, are recognized as earned.

       Basis of Accounting

       The accompanying statement of revenues and certain expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K of Health and Retirement Properties Trust. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Property have been excluded. Excluded expenses consist of depreciation and amortization and interest expense.


(2)    Income Taxes

       In accordance with the Internal Revenue Code, the Partnership's net income or loss is included in the taxable income of the respective partners. The income or loss reported by the partners for tax purposes differs from that shown for financial reporting purposes primarily due to the recognition of rental income, depreciation and the treatment of construction period interest, real estate taxes and other costs.

       The Partnership is subject to taxes on both their net profits and gross receipts by the City of Philadelphia. For the year ended December 31, 1996, the Partnership paid approximately $24,000 in business receipts tax. No amount was due for the net profits tax. The Partnership has $27,662,287 of net operating loss carryforward available, related to net profits tax, which expire as follows, $7,850,605 in 1997, $10,878,811 in 1998 and $8,932,871 in 1999.

(3)    Leases

       The following is a schedule of future minimum base rental receipts based upon noncancelable leases currently in effect (including the lease amendment described in Note 5):

                  Years ending December 31:
                     1997                                  $       10,645,695
                     1998                                          10,425,873
                     1999                                          10,426,821
                     2000                                          10,427,769
                     2001                                          10,428,717
                     Thereafter                                   130,342,173
                                                                  -----------

                                    Total                  $      182,697,048
                                                                  ===========

       The Partnership has a lease with Smithkline Beecham Corporation (Smithkline) which, as amended and discussed in Note 5, is scheduled to expire in 2013 and accounts for approximately 97% of total base rental revenues for the year ended December 31, 1996.


(4)    Related Party Transaction

       Aetna provides property and general liability insurance for the Property. Insurance premiums paid to Aetna amounted to $67,783 for the year ended December 31, 1996.


(5)    Subsequent Event

       On July 10, 1997, the Partnership amended its lease with Smithkline to the year 2013. As a result of this amendment, Smithkline leases 593,000 of the available 611,000 square feet at the Property. This rental agreement requires annual rental payments of $10,391,745 through December 31, 2005, $11,876,280 through December 31, 2010, and $13,063,908 through
       March 31, 2013.

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                    Unaudited Pro Forma Financial Statements

         The following unaudited pro forma balance sheet as of September 30, 1997 and the statement of income for the nine months ended September 30, 1997 and the year ended December 31, 1996, present the financial position and the results of operations of Health and Retirement Properties Trust (the "Company") as if the transactions described in the notes to unaudited financial statements were consummated on January 1, 1996. These unaudited pro forma financial statements should be read in connection with, and is qualified in its entirety by reference to, the separate financial statements of the Company and of the Seller of the Government Office Properties, each for the year ended December 31, 1996, included in the Company's Current Report on Form 8-K dated February 17, 1997, and the financial statements of the Company for the quarter ended September 30, 1997 included in the Company's Quarterly Report on Form 10-Q. These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations of the Company for any future period. Differences could result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties and changes in property level operating expenses.

Health and Retirement Properties Trust
Pro Forma Balance Sheets
September 30, 1997
(dollars in thousands)
(unaudited)

                                                                               West 34th     Franklin      Recent
                                                                 Historical    Street (A)    Plaza (B)   Acquisitions (C) Pro Forma
                                                                 ----------    ----------    ----------    ----------    -----------
                                 ASSETS
Real estate properties, at cost:
    Land, buildings and improvements ............................$1,621,522    $  110,750    $   79,000    $  152,000    $1,963,272
                                                                 ----------    ----------    ----------    ----------    ----------
                                                                  1,621,522       110,750        79,000       152,000     1,963,272
    Less accumulated depreciation ...............................    99,746             -             -             -        99,746
                                                                 ----------    ----------    ----------    ----------    ----------
                                                                  1,521,776       110,750        79,000       152,000     1,863,526

Real estate mortgages, net ......................................   116,941             -             -             -       116,941
Investment in Hospitality Properties Trust ......................   102,465             -             -             -       102,465
Cash and cash equivalents .......................................    71,765       (46,368)      (27,414)       10,530         8,513
Interest and rent receivables ...................................    19,722             -             -             -        19,722
Deferred interest and finance costs, net and other assets .......    18,625        (4,901)            -          (250)       13,474
                                                                 ----------    ----------    ----------    ----------    ----------
                                                                 $1,851,294    $   59,481    $   51,586    $  162,280    $2,124,641
                                                                 ==========    ==========    ==========    ==========    ==========


              LIABILITIES AND SHAREHOLDERS' EQUITY
Bank notes payable ..............................................$  100,000    $   59,000    $   51,000    $  160,000    $  370,000
Senior notes and bonds payable, net .............................   200,000             -             -             -       200,000
Mortgage notes payable ..........................................    26,941             -             -             -        26,941
Convertible subordinated debentures .............................   211,650             -             -             -       211,650
Accounts payable and accrued expenses ...........................    35,616           481           586           850        37,533
Prepaid rents ...................................................     7,077             -             -             -         7,077
Security deposits ...............................................     2,872             -             -           750         3,622
Due to affiliates ...............................................     1,336             -             -             -         1,336
Dividend payable ................................................    36,571                                                  36,571

Shareholders' equity:
   Preferred shares, $.01 par value: none issued ................         -             -             -             -             -
   Common shares of beneficial interest, $.01 par value:
         125 million shares authorized, 98.7 million shares and
         98.8 million pro forma shares issued and outstanding,
          respectively                                                  988             -             -             -           988
   Additional paid-in capital ................................... 1,370,730             -             -           680     1,371,410
   Cumulative net income ........................................   383,775             -             -             -       383,775
   Dividends ....................................................  (526,262)            -             -             -      (526,262)
                                                                 ----------    ----------    ----------    ----------    ----------
            Total shareholders' equity .......................... 1,229,231             -             -           680     1,229,911
                                                                 ----------    ----------    ----------    ----------    ----------
                                                                 $1,851,294    $   59,481    $   51,586    $  162,280    $2,124,641
                                                                 ==========    ==========    ==========    ==========    ==========
                                                                          -             -             -             -             -
See accompaning notes to unaudited pro forma financial statements

Health and Retirement Properties Trust
Proforma Statements of  Income
Nine months ended September 30, 1997
(amounts in thousands, except per share data)
(unaudited)

                                                                      Second    Third
                                                                      Quarter   Quarter                       Recent
                                                                      Acquisi   Acquisi   West 34th Franklin  Acquisi
                                    Historical   GPI (D)    CSMC (E)  tions(F)  tions(F)  Street(G) Plaza(H)  tions(I)  Pro Forma
                                       -------   -------    -------   -------   -------   -------   -------   -------   --------
Revenues:
   Rental income ...................  $129,518   $12,235    $ 6,831   $ 2,948   $ 3,179   $10,771   $ 9,614   $11,482   $186,578
   Interest income .................    16,177      (268)      --        --        --        --        --        --       15,909
                                       -------   -------    -------   -------   -------   -------   -------   -------    -------
      Total revenues ...............   145,695    11,967      6,831     2,948     3,179    10,771     9,614    11,482    202,487
                                       -------   -------    -------   -------   -------   -------   -------   -------    -------

Expenses:
   Operating .......................    16,961     3,732      1,910      --         954     3,641     4,904     3,513     35,615
   Interest ........................    24,955    (1,366)     3,232     1,087     1,463     2,876     2,486     5,897     40,630
   Depreciation and amortization ...    26,633     3,365      1,119       627       501     1,869     1,334     1,873     37,321
   General and administrative ......     8,148     1,579        249       139       111       415       296       417     11,354
                                       -------   -------    -------   -------   -------   -------   -------   -------    -------
                  Total expenses ...    76,697     7,310      6,510     1,853     3,029     8,801     9,020    11,700    124,920
                                       -------   -------    -------   -------   -------   -------   -------   -------    -------

Income before equity in earnings
   of income Hospitality Properties
   Trust and before extraordinary
   item ............................    68,998     4,657        321     1,095       150     1,970       594      (218)    77,567

Equity in earnings of Hospitality
   Properties Trust ................     6,683      --         --        --        --        --        --        --        6,683
                                       -------   -------    -------   -------   -------   -------   -------   -------    -------

Net income before extraordinary item  $ 75,681   $ 4,657    $   321   $ 1,095   $   150   $ 1,970   $   594   $  (218)  $ 84,250
                                       -------   -------    -------   -------   -------   -------   -------   -------    -------

Average shares outstanding .........    89,918                                                                            98,838

Per share data:
Net income before extraordinary item  $   0.84                                                                          $   0.85



 See accompaning notes to unaudited pro forma financial statements



Health and Retirement Properties Trust
Proforma Statements of  Income
Year Ended December 31, 1996
(amounts in thousands, except per share data)
(unaudited)



                                   HRPT                 GPI
                            ------------------   ------------------                                Recent
                                      Acquitis             Acquitis            West 34th Franklin  Acquitis  Pro Forma
                          Historical  tions(J) Historical  tions(K)  CSMC (L)  Street(M) Plaza(N)  tions(O)  Adjustments   Pro Forma
                            --------  --------   --------  --------  --------  --------  --------  --------  --------       --------
Revenues:
   Rental income            $ 98,039  $ 31,212   $ 36,523  $ 15,055  $ 15,911  $ 14,361  $ 12,818  $ 11,167  $   --         $235,086
   Interest income            22,144      (396)       780      --        --        --        --        --        --           22,528
                            --------  --------   --------  --------  --------  --------  --------  --------  --------       --------
     Total revenues          120,183    30,816     37,303    15,055    15,911    14,361    12,818    11,167      --          257,614
                            --------  --------   --------  --------  --------  --------  --------  --------  --------       --------

Expenses:
   Operating                   3,776     1,600      8,657     5,605     5,081     4,855     6,538     3,441     1,073 (P)     40,626
   Interest                   22,545    15,947     28,730     8,313     7,053     3,835     3,315     5,787   (45,086)(Q)     50,439
   Depreciation and
      amortization            22,106     6,467      6,357     1,174     2,441     2,492     1,778     1,738       932 (R)     45,485
   General and
       administrative          7,055     1,402      5,570      --         543       554       395       388    (3,486)(P)     12,421
                            --------  --------   --------  --------  --------  --------  --------  --------  --------       --------
     Total expenses           55,482    25,416     49,314    15,092    15,118    11,736    12,026    11,354   (46,567)       148,971
                            --------  --------   --------  --------  --------  --------  --------  --------  --------       --------

Income before equity
   income and extraordinary
   item
                              64,701     5,400    (12,011)      (37)      793     2,625       792      (187)   46,567        108,643
Equity in earnings of
   Hospitality
   Properties Trust            8,860                                                                                           8,860
Gain on equity transaction
   of Hospitality Properties
   Trust                       3,603      --         --        --        --        --        --        --        --            3,603
                            --------  --------   --------  --------  --------  --------  --------  --------  --------       --------

Income before gain (loss)
   on sale of properties
   and extraordinary item   $ 77,164  $  5,400   $(12,011) $    (37) $    793  $  2,625  $    792  $   (187) $ 46,567       $121,106
                            --------  --------   --------  --------  --------  --------  --------  --------  --------       --------

Average shares outstanding    66,255                                                                                          98,838

Per share data:
Income before gain (loss)
   on sale of properties
   and extraordinary item   $   1.16                                                                                        $   1.23



 See accompaning notes to unaudited pro forma financial statements

                Notes To Unaudited Pro Forma Financial Statements

Pro Forma Balance Sheet Adjustments at September 30, 1997.

A. Represents the acquisition, on October 1, 1997, of a medical office property located at 7 West 34th Street in New York, New York ("West 34th Street"). This acquisition was funded with available cash and by drawing under the Company's existing revolving line of credit.

B. Represents the acquisition, on November 13, 1997, of an office property located at One Franklin Plaza, Philadelphia, Pennsylvania ("Franklin Plaza"). This acquisition was funded with available cash and by drawing under the Company's existing revolving line of credit.

C. Represents the Company's acquisitions, during November 1997 and December 1997, of a medical office property located in Colorado, a medical office property located in Maryland, a medical office property located in Rhode Island, five commercial office properties located in Texas, three medical office properties located in California, a medical office property located in Washington, D.C. and a government office property located in Texas (collectively, "Recent Acquisitions"). The Recent Acquisitions were funded with available cash, by drawings under the Company's existing revolving line of credit and the issuance of the Company's common shares.

Pro Forma Statement of Income adjustments for the Nine months Ended September 30, 1997.

D. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of the government office properties ("GPI") from Government Property Investors, Inc. ("Seller"). Also reflects the decrease in interest expense arising from the Company's issuance of its shares pursuant to a common stock offering in March 1997, proceeds of which were used in part to repay amounts then outstanding under the Company's revolving line of credit, net of an increase in interest expense related to the Company's assumption of certain debt in connection with the acquisition of the GPI.

E. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of two medical office properties and two parking structures located in Los Angeles, California ("CSMC") as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund this acquisition.

F. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of a 200 unit retirement housing property located in Spokane, Washington, 20 medical office clinics and ancillary structures located in Massachusetts and three medical and two commercial office buildings located in Pennsylvania as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

G. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of West 34th Street, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

H. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of Franklin Plaza, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

I. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's Recent Acquisitions as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

Pro Forma Statement of Income adjustments for the Year Ended December 31, 1996.

J. Represents the increase in rental income, operating expenses, interest expense, depreciation and amortization and general and administrative expenses arising from the Company's acquisitions completed during 1996 and certain acquisitions completed during the nine months ended September 30, 1997, assuming the contractual rents were in effect since January 1, 1996. Property level expense adjustments represent annualized historical operating expenses for gross leased properties acquired. Depreciation expense adjustments assume an average building life of 40 years. Also assumes a reduction in interest income from the use of cash on hand to fund, in part, these acquisitions.

K. Represents the increase in rental income, operating expenses, interest expense, depreciation and amortization and general and administrative expenses arising from the Seller's acquisitions completed during 1996 and acquisitions completed by the Company during the nine months ended September 30, 1997, assuming the contractual rents were in effect since January 1, 1996. Property level expense adjustments are established for the purpose of this pro forma presentation as equal to percentage of rents which the same percentage of rents as was represented by property level operating expenses for the properties which were owned by the Seller during 1996. Depreciation expense adjustments assume an average building life of 40 years.

L. Represents the historical rental income and operating expenses for the Company's acquisition of CSMC. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense adjustments assuming an average building life of 40 years as well as increases in general and administrative expenses.

M. Represents the historical rental income and operating expenses for the Company's acquisition of West 34th Street. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense assuming an average building life of 40 years as well as increases in general and administrative expenses.

N. Represents the historical rental income and operating expenses for the Company's acquisition of Franklin Plaza. Also represents adjustments resulting from the acquisition for interest expense due to the use of the Company's revolving line of credit to fund the acquisition, depreciation expense assuming an average building life of 40 years as well as increases in general and administrative expenses.

O. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Recent Acquisitions, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

P. Represents the net reduction in operating and administrative expenses arising from the differences in the Company's cost structure (which include the full year's effect of general and administrative and property management services) and the cost structure of GPI (which included the employment of separate property management companies for certain of the government office properties under separate fee arrangements and cost related to administrative financial, acquisition and other activities performed by GP s management) and the cost structure of the other properties acquired in 1997.

Q. Represents the reduction of interest expense arising from the Company's repayment of the GPI mortgage and affiliate debt, excluding $27,588 of mortgage debt that was not repaid in connection with the acquisition of GPI.

R. Represents the effect on the depreciation expense arising from the adjustment of GPI's historical basis in existing assets to the Company's basis at acquisition.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          HEALTH AND RETIREMENT PROPERTIES TRUST



                          By: /s/ Ajay Saini
                              Ajay Saini, Treasurer and Chief Financial Officer

Date: January 14, 1998